UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2010.

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

 (Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On September 2, 2010, the Board of Directors of Duckwall-ALCO Stores, Inc. (the “Company”) elected Terrence M. Babilla to the Board of Directors, effective that day. Pursuant to that election, on September 2, 2010, the Company entered into an Indemnification Agreement with Terrence M. Babilla. The Company has previously entered into a substantially similar form of Indemnification Agreement with each of its other directors, which include Richard E. Wilson, Royce Winsten, Raymond A.D. French, Lolan C. Mackey and Dennis E. Logue.

The Indemnification Agreement provides, among other things and subject to certain limitations in the Indemnification Agreement, that the Company will (1) indemnify Mr. Babilla, to the fullest extent permitted by applicable law, if he is, or is threatened to be made, a party to, a witness for or otherwise involved in a Proceeding (as defined in the Indemnification Agreement) as a result of his Corporate Status (as defined in the Indemnification Agreement); (2) in the event that the Company and Mr. Babilla are jointly liable, waive any right of contribution it may have against Mr. Babilla; (3) advance Expenses (as defined in the Indemnification Agreement) to Mr. Babilla; and (4) provide adequate Liability Insurance (as defined in the Indemnification Agreement) for Mr. Babilla. The rights provided to Mr. Babilla under the Indemnification Agreement are in addition to any rights he may have under applicable law and the Company’s Articles of Incorporation and Bylaws, as amended.

A copy of the Indemnification Agreement is attached hereto as Exhibit 99.1, set forth below in Item 9.01 and incorporated herein by reference.  The foregoing description of the terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the exhibit.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As was stated in Item 1.01, on September 2, 2010, the Board of Directors of Duckwall-ALCO Stores, Inc. (the “Company”) elected Terrence M. Babilla to the Board of Directors, effective that day. The Board of Directors unanimously approved of the election of Mr. Babilla to the Board of Directors.  Mr. Babilla was appointed to the Governance, and Strategy, Budget and Planning committees.

There are no arrangements or understandings between Mr. Babilla and any other person pursuant to which he was elected as a director.  Since September 2, 2010, neither Mr. Babilla nor any immediate family member of Mr. Babilla has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Babilla or any immediate family member had or will have a direct or indirect material interest.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Items 1.01 and 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 9.01       Exhibits.

(d)           Exhibits.

99.1                        Indemnification Agreement effective as of September 2, 2010 between the Company and Terence M. Babilla.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: September 9, 2010	By:	/s/ Richard E. Wilson
Richard E. Wilson
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Indemnification Agreement effective as of September 2, 2010 between the Company and Terence M. Babilla.